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                                                                     EXHIBIT 3.2

                                   Bylaws of
                               Bcom3 Group, Inc.

                                   ARTICLE 1
                                 STOCKHOLDERS
                                 ------------

ARTICLE 1.1 Annual Meeting. An annual meeting of the holders of the common stock
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of the corporation, par value $.01 per share ("Class A Stock"), and the Class B
Common Stock of the corporation, par value $.01 per share ("Class B Stock" and, together with the Class A Stock, the "Common Stock"), shall be held at a place and time designed by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. The Chairman of the Board shall chair such meeting.

ARTICLE 1.2 Special Meetings. In addition to any special meeting of holders of
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Class A Stock and/or Class B Stock provided for elsewhere in these By-Laws, a special meeting of the stockholders may be called by the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer. A special meeting of the stockholders shall be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, or the Secretary upon request, stating the purpose or purposes of the proposed special meeting, of the holders of stock representing 50% or more of the total voting power of all outstanding stock of the corporation. The business transacted at any meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting, unless otherwise required by law.

                                  ARTICLE II
                                  DIRECTORS
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ARTICLE 2.1 Number. The business and affairs of the corporation shall be managed
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by a Board of Directors which shall consist of at least four and no more than fifteen members. The size and composition of the Board of Directors shall be determined in accordance with the provisions of Article V of the Amended and Restated Certificate of Incorporation of the corporation (the "Certificate of
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Incorporation") and, subject to such provisions, the Voting Trust Agreement
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dated as of January 31, 2000, between the Voting Trustees and each holder of
Class A Stock (the "Voting Trust Agreement"). To the Extent provided in Article
                    ----------------------
V of the Certificate of Incorporation, the Board of Directors shall include both Class A Directors and Class B Directors.

ARTICLE 2.2 Term. The term for each director shall be from the director's
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election the next annual meeting of the stockholders, or the director's earlier death, disability, resignation or removal (subject to (j) the Voting Trust Agreement and (ii) Article V of the Certificate of Incorporation). Each director may serve an unlimited number of terms.









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ARTICLE 2.3 Election. The directors shall be elected at each meeting of the
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stockholders. Any Class A Directors to be elected at such meeting shall be elected by a plurality of the shares of Class A Stock represented at such meeting in person or by proxy, and any Class B Directors to be elected at such meeting pursuant to Article V of the Certificate of Incorporation shall be elected by a plurality of the shares of Class B Stock represented at such meeting in person or by proxy. Any vacancy occurring with respect to any Class A Directorship subsequent to the annual meeting of stockholders (whether as a result of the resignation or removal of a sitting Class A Director or an increase in the number of Class A Directors) shall be filled in accordance with the Voting Trust Agreement. Any vacancy occurring with respect to any Class B Directorship subsequent to the annual meeting of stockholders (whether as a result of the resignation or removal of a sitting Class B Director or an increase in the number of Class B Directors) shall be filled at a special meeting of the holders of Class B Stock which may be called for such purpose by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the Secretary and shall be called for such purpose by the Secretary upon the written request of any holder of Class B Stock. A director elected to fill a vacancy shall hold office during a term determined pursuant to Section
2.2 of these By-Laws.

ARTICLE 2.4 Resignation and Removal. Any director may resign as a director at
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any time upon written notice to the corporation. If a sitting director is not re-elected at the annual meeting of stockholders by (i) the holders of Class A Stock, in the case of a Class A Director, or (ii) the holders of Class B Stock, in the case of a Class B Director, such failure to be re-elected shall constitute a removal of that director. Subject to the Voting Trust Agreement, the holders of Class A Stock may remove any Class A Director by an affirmative vote at an annual meeting of stockholders or a special meeting of holders of Class A Stock called for the stated purpose of considering such a removal. The holders of Class B Stock may remove any Class B Director by an affirmative vote at an annual meeting of stockholders or a special meeting of holders of Class B Stock called for the stated purpose of considering such a removal.

ARTICLE 2.5 Regular Meetings. The Board of Directors shall meet at least once in
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each fiscal quarter. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of stockholders, unless the stockholders at such annual meeting designate another time and place for such regular meeting of the Board of Directors. If the annual meeting of stockholders occurs by written consent in lieu of a meeting, such consent shall designate a time and place for the next regular meeting of the Board of Directors and notice shall be given as if such meeting were a special meeting. The Board of Directors may provide, by resolution, the time and place for additional regular meetings without other notice than such resolutions.

ARTICLE 2.6 Special Meetings. A special meeting of the Board of Directors may be
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called by the Chairman of the Board, the Vice Chairman of the Board or the Chief
Executive Officer. A special meeting of the Board of Directors shall be called by the Chairman of the Board, the Vice


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Chairman of the Board, the Chief Executive Officer, or the Secretary of the
corporation upon the written request of two or more directors.

ARTICLE 2.7 Notice. A special meeting of the Board of Directors may be held (a)
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without notice if all members of the Board of Directors are present at such meeting or (b) upon at least five days' notice stating the time and place of such meeting. If written, such notice shall be delivered by messenger or telecopier, and if oral, such notice shall be given personally or by telephone, to each member of the Board of Directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except as otherwise required by these By-laws.

ARTICLE 2.8 Quorum. At all meetings of the Board of Directors, a majority of the
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total number of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors then in office at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater or different number is required by statute, the Certificate of Incorporation or the Voting Trust Agreement. If less than a quorum is present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. If any matter is presented to the Board of Directors for approval at any regular or special meeting that was not listed on an agenda for such meeting sent at least five days prior to such meeting, any member of the Board of Directors may request an adjournment of such meeting for a period of 24 hours before such matter is to be voted on.

ARTICLE 2.9 Compensation. The Board of Directors may be resolution provide that
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directors be paid their expenses, if any, of attendance at each meeting of the
Board of Directors and that directors be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. The Board of Directors may provide like compensation to members of special or standing committees for attending committee meetings.

ARTICLE 2.10 Committees. The Board of Directors has elected to be governed by
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paragraph (2) of subsection 141(c) of the Delaware General Corporation Law relating to the formation of and powers of committees formed by the Board of Directors. To the extent provided in Article V of the Certificate of Incorporation, the Class B Directors shall be entitled to appoint one Class B Director as a member of each principal committee of the Board of Directors, to remove such member at any time and to fill any vacancy resulting from any resignation or removal of such member, subject to applicable rules of the Securities and Exchange Commission and any stock exchange on which the Class A Stock is listed regarding requirements for the independence of members of such committees or other relevant matters. Any such Class B Director serving as a member of any such committee may also be removed from such committee by the Board of Directors at any time for cause. If any matter is presented to any such principal committee of the Board of Directors for approval at any meeting thereof that was not listed on an

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agenda for such meeting sent at least five days prior to such meeting, any member of such principal committee may request an adjournment of such meeting for a period of 24 hours before such matter is to be voted on.

ARTICLE 2.11 Compensation Committee. There is hereby established a committee of
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the Board of Directors to be known as the Compensation Committee which shall consist of such members as the Board of Directors may from time to time designate, but always including (i) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer and the President and (ii) to the extent provided in Article V of the Certificate of Incorporation, one Class B Director (who shall be appointed by the Class B Directors). The Compensation Committee shall be responsible for formulating and implementing a compensation policy for the corporation. The Compensation Committee shall be chaired by the Chief Executive Officer.

ARTICLE 2.12 Procedural Requirements Under Dentsu Investment Agreement. It is
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hereby acknowledged that Section 9.1 of the Investment Agreement dated on or about March 14, 2000 between the corporation and Dentsu Inc. ("Dentsu") contains
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certain additional procedural requirements applicable to meetings of the Board of Directors and the principal committees thereof. Without limiting any right or remedy that Dentsu Inc. may have for any breach of such contractual provisions, no action taken by the Board of Directors or any such committee that is otherwise in compliance with the applicable requirements of the Certificate of Incorporation and these By-Laws shall be deemed invalid because of a failure to comply with such additional procedural requirements under the Investment Agreement.

                                  ARTICLE III
                                   OFFICERS
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ARTICLE 3.1 Officers of the Corporation. The officers of the corporation shall
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consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief
Executive Officer, a President, a Chief Operating Officer, a Chief Administrative Officer and a Secretary. In addition, the Board of Directors may elect one or more Vice Presidents, one or more Assistant Secretaries, and such other officers and agents as it shall deem necessary. All officers and agents of the corporation shall have such authority and perform such duties in the management of the property and affairs of the corporation as are provided in these By-laws or as may be determined by resolution by the Board of Directors not inconsistent with these By-laws. The Board of Directors may prescribe the order of rank and authority as between officers holding similar titles.

ARTICLE 3.2 Qualifications. An officer must be an employee of the corporation or
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one of its subsidiaries. Any number of offices may be held by the same person.

ARTICLE 3.3 Term. Each officer elected by the stockholders of the corporation
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shall serve from his or her election until the next annual meeting of stockholders, or until such officer's earlier resignation or removal or disqualification (subject to the Voting Trust Agreement). Each officer

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elected by the Board of Directors shall serve from the officer's election or appointment until the next regular meeting of directors following the annual meeting of stockholders where officers are elected, or until the officer's earlier resignation or removal or disqualification (subject to the Voting Trust Agreement).

ARTICLE 3.4 Election. Prior to an initial public offering of the Class A Stock
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in a firm commitment underwriting (the "Initial Public Offering") and subject to
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the Voting Trust Agreement, the Chairman of the Board, the Vice Chairman of the
Board, the Chief Executive Officer, the President, the Chief Operating Officer and the Chief Administrative Officer shall be elected annually by the stockholders at the annual meeting; provided, however, that for so long as
Dentsu and/or one or more direct or indirect wholly-owned subsidiaries of Dentsu (each, a "Permitted Dentsu Transferee") beneficially own at least 15% of the
          ---------------------------
total number of outstanding shares of Common Stock, no Chief Executive Officer may be appointed without Dentsu's prior approval. All other officers of the corporation shall be elected annually by the Board of Directors at the meeting of the Board of Directors held after the annual meeting of stockholders. Any vacancy in any office may be filled by the stockholders or the Board of Directors, as applicable, and subject to the Voting Trust Agreement. An officer elected or appointed to fill a vacancy shall hold office until the next annual meeting of stockholders (or, if applicable, the next regular meeting of directors following the annual meeting of stockholders where officers are elected), or until earlier resignation or removal or disqualification (subject to the Voting Trust Agreement). From and after the Initial Public Offering, the Board of Directors shall elect all officers.


ARTICLE 3.5 Resignation and Removal. Any officer may resign as an officer at any
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time upon written notice to the corporation. Prior to the Initial Public
Offering, the stockholders may, by affirmative action, remove any officer elected by the stockholders with or without cause and, by affirmative action, the Board of Directors may remove any officer elected by the Board of Directors with or without cause; provided, however, that for so long as Dentsu and/or one or more Permitted Dentsu Transferees beneficially own at least 15% of the total number of outstanding shares of Common Stock, the Chief Executive Officer may not be removed from office without Dentsu's prior approval. From and after the Initial Public Offering, the Board of Directors shall have the power to remove all officers.

ARTICLE 3.6 Initial Officers of the Corporation. Initially, the following
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individuals shall serve as officers of the corporation: Roy Bostock as Chairman of the Board; Richard Fizdale as Vice Chairman of the Board; Roger Haupt as Chief Executive Officer; Craig Brown as President and Chief Operating Officer; and Christian Kimball as Chief Administrative Officer and Secretary.

ARTICLE 3.7 Chairman of the Board. The Chairman shall preside at meetings of the
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Board of Directors. The Chairman of the Board shall have such other powers and duties as may be prescribed by the Board of Directors from time to time.

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ARTICLE 3.8 Vice Chairman of the Board. The Vice Chairman shall preside at
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meetings of the Board of Directors in situations where the Chairman of the Board is unavailable to do so. The Vice Chairman shall have such other powers and duties as may be prescribed by the Board of Directors from time to time.

ARTICLE 3.9 Chief Executive Officer. The Chief Executive Officer shall report to
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the Board of Directors. The Chief Executive Officer shall in general supervise and control the business and affairs of the corporation. The Chief Executive Officer shall have the right to approve the appointment of all key personnel in the corporation and its key operating companies. The Chief Executive Officer shall have such other powers and duties as may be prescribed by the Board of Directors from time to time.

ARTICLE 3.10 President and Chief Operating Officer. The President and Chief
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Operating Officer shall report to the Chief Executive Officer. The President and
Chief Operating Officer shall have such powers and duties as may be prescribed by the Chief Executive Officer from time to time.

ARTICLE 3.11 Chief Administrative Officer. The Chief Administrative Officer
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shall report to the Chief Executive Officer. The Chief Administrative Officer
shall have such powers and duties as may be prescribed by the Chief Executive Officer from time to time.

ARTICLE 3.12 Secretary. The Secretary shall record all the proceedings of the
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meetings of stockholders and directors in a book to be kept for that purpose and shall have custody and care of the corporate seal, records, minutes and stock books of the corporation and its subsidiaries. The Secretary shall keep a suitable record of the addresses of stockholders and directors and shall, except as may be otherwise required by statute or these By-laws, sign and issue all notices required for meetings of stockholders and of the Board of Directors. Whenever a person authorized by these By-laws to call a meeting of stockholders or of the Board of Directors or of any committee of the Board of Directors so requests, the Secretary shall issue such notice. The Secretary shall cause the seal of corporation to be affixed to all papers requiring such seal and shall perform the such other duties and have such other powers as the Board of Directors may from time to time determine.

ARTICLE 3.13 Assistant Secretaries. In the absence of the Secretary or in the
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event of the Secretary's inability or refusal to act, the Assistant Secretaries in the order of their seniority unless otherwise determined by the Board of Directors, shall perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time determine.

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                                  ARTICLE IV
                                    SHARES
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ARTICLE 4.1 Shares. At the election of the Board of Directors any class or
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series of the corporation's stock other than the Class B Stock may be uncertificated.

ARTICLE 4.2 Stockholders of Record. For so long as the Voting Trust Agreement
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remains in effect, each employee of the corporation or of any affiliate of the corporation who acquires shares of Class A Stock shall become a party to the Voting Trust Agreement, pursuant to which the Voting Trustees serving from time to time are deemed to be the holders of record of such shares of stock and have the right and power to vote and to execute consents with respect to the shares of stock of the corporation owned beneficially by such person, subject to certain restrictions contained in the Voting Trust Agreement.

                                   ARTICLE V
                                INDEMNIFICATION
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ARTICLE 5.1 Right to Indemnification. Directors, officers and employees of the
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corporation shall be indemnified to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative, or investigative proceedings or any settlements thereof) arising out of or in connection with their service to the corporation or to another organization at the corporation's request. Further, directors, officers, employees and any other persons who serve as Voting Trustees of the Voting Trust created by the Voting Trust Agreement (hereinafter, the "Voting Trust" and the "Voting Trustees") shall be indemnified
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to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative, or investigative proceedings or any settlements thereof) arising out of or in connection with their service to the Voting Trust. Indemnification under this Article V shall be applicable to actions or proceedings commenced or settled after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof and to persons who have ceased to be directors, officers, or employees of the corporation, or to persons who have ceased to be Voting Trustees, and shall inure to the benefit of their heirs, executors and administrators. The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person, including a counterclaim or cross claim, unless the proceeding was authorized by the Board of Directors.

ARTICLE 5.2 Expenses. The corporation shall pay expenses incurred with respect
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to any pending or threatened proceeding to which this Article V may apply in advance of the final disposition thereof upon receipt of an undertaking by the person to repay such amount if and when it shall ultimately be determined that such person is not entitled to indemnification hereunder. The corporation may require security for any such undertaking.

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ARTICLE 5.3  Non-Exclusivity of Rights. The indemnification provided by this
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Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE 5.4  Presumption of Reliance. It shall be conclusively presumed that
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every person entitled to mandatory indemnification under these By-laws served the corporation or acted as a Voting Trustee in reliance hereon.

ARTICLE 5.5  Amendment or Repeal. The corporation expressly agrees for the
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benefit of all such persons not to revoke or modify this Article V without giving written notice to all such persons and that the revocation or modification of the Article V shall have no adverse effect upon the rights of any such person which, aside from said revocation or modification, may arise or shall have then arisen out of or in connection with service to the corporation prior to written acknowledgment of receipt of the aforesaid notice. Any revocation or modification of this Article V made without the aforesaid notice and acknowledgment shall have no adverse effect upon the right, if any, of any person to continue to rely upon the terms of this Article V or to enforce the rights granted hereunder as though this Article had never been revoked or adversely modified. Notwithstanding the foregoing, any person serving the corporation as a director shall not be entitled to the aforesaid notice nor shall the corporation be required to obtain written acknowledgment thereof.

ARTICLE 5.6  Right to Offset.  The corporation's obligation pursuant to this
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Article V, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another organization, shall be reduced by any amount such person may collect as indemnification from such other organization.

                                  ARTICLE VI
                              GENERAL PROVISIONS
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ARTICLE 6.1  Registered Office and Place of Meetings.  The registered office of
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the corporation in the State of Delaware shall be in the City of Wilmington,
County of New Castle. The corporation's primary business office shall be in the City of Chicago, State of Illinois. The corporation may also have offices at such other places both within and without the States of Delaware and Illinois as the Board of Directors may from time to time determine or the business of the corporation may require. Stockholder meetings and meetings of the Board of Directors shall be held in the City of Chicago, State of Illinois, unless otherwise designated by the Board of Directors.

ARTICLE 6.2  Notice.  Whenever notice is required to be given under any
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provision of statute, the Certificate of Incorporation, these By-laws or otherwise, a written waiver thereof, signed by

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the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE 6.3 Action Without A Meeting. Any action required or permitted to be
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taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors, or committee.

ARTICLE 6.4 Amendments. These By-laws may be altered or repealed and new By-laws
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may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders; provided that, for so long as Dentsu and/or one or more Permitted Dentsu Transferees beneficially own at least 5% of the issued and outstanding Common Stock, Dentsu's prior approval shall be required for any amendment, alteration, change or repeal of (i) any of the provisions of these By-Laws that specify the rights of the holders of Class B Stock or Class B Directors or (ii) the provisions of these By-Laws that specify the frequently of required meetings of the Board of Directors or the notice requirements applicable to any such meeting.

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